EXHIBIT 99.1

UNANIMOUS WRITTEN CONSENT

BY THE BOARD OF DIRECTORS OF

SKYTRIP HOLDINGS, INC.

A DELAWARE CORPORATION

IN LIEU OF A MEETING

Pursuant to the Delaware General Corporation Law, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, the undersigned, being all of the directors of Skytrip Holdings, Inc., a Delaware corporation (the “Corporation”), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions:

RESOLVED, that the number of board seats is hereby increased to two (2), and Dr. Leo H. Lin is hereby appointed as Chairman of the Board of Directors of the Corporation to fill the newly created board seat, to hold such office until the next annual meeting of shareholders;

RESOLVED, that the number of board seats is hereby increased to three (3), and Ms. Shirley Louie is hereby appointed as a Director of the Corporation to fill the newly created board seat, to hold such office until the next annual meeting of shareholders;

RESOLVED, that the resignation of Mr. William Tay as President, Secretary, Treasurer and Director of the Corporation is hereby accepted, and the number of board seats is hereby decreased to two (2);

RESOLVED, that Dr. Leo H. Lin is hereby appointed as President and Chief Executive Officer, of the Corporation;

RESOLVED, that Ms. Shirley Louie is hereby appointed as Chief Financial Officer and Secretary of the Corporation;

RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

The undersigned, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of the 4th of January, 2008, notwithstanding the actual date of the signing.

/s/ Leo H. Lin

_________________________________

Dr. Leo H. Lin

/s/ Shirley Louie

_________________________________

Shirley Louie

/s/ William Tay

_________________________________

William Tay

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I, Dr. Leo H. Lin, hereby accept my appointment as Director, President and Chief Executive Officer of Skytrip Holdings, Inc., a Delaware corporation, effective January 4, 2008.

/s/ Leo H. Lin

________________________

Dr. Leo H. Lin

Dated: January 4, 2008

I, Shirley Louie, hereby accept my appointment as Director and Secretary of Skytrip Holdings, Inc., a Delaware corporation, effective January 4, 2008.

/s/ Shirley Louie

________________________

Shirley Louie

Dated: January 4, 2008

I, William Tay, hereby resign as President, Secretary, Treasurer and Director of Skytrip Holdings, Inc., a Delaware corporation, effective on January 4, 2008.

I, William Tay, hereby waive and renounce any claim against said corporation, including any claim for accrued but unpaid wages, severance, compensation or benefits.

/s/ William Tay

________________________

William Tay

Dated: January 4, 2008